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                                                                    EXHIBIT 99.8


             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9


GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.-- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

------------------------------------        -----------------------------------
                                            GIVE THE
                                            SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:                   NUMBER OF
------------------------------------        ------------------------------------

1.   An individual's account                The individual

2.   Two or more individuals                The actual owner
     (joint account)                        of the account
                                            or, if combined
                                            funds, any one
                                            of the individuals/1/

3.   Husband and wife (joint                The actual owner
     account)                               of the account
                                            or, if joint
                                            funds, either
                                            person/1/

4.   Custodian account of                   The minor/2/
     minor
     (Uniform Gift to Minors Act)

5.   Adult and minor (joint                 The adult or, if
     account)                               the minor is the
                                            only
                                            contributor, the
                                            minor/1/

6.   Account in the name of                 The ward, minor,
     guardian or committee                  or incompetent
     for a designated ward,                 person/3/
     minor, or incompetent
     person

7.   a  The usual revocable                 The grantor-
     savings trust account                  trustee/1/
     (grantor is also
     trustee)
     b  So-called trust                     The actual
     account that is not                    owner/1/
     legal or valid trust
     under State law

8.   Sole proprietorship                    The owner/4/
     account

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
------------------------------------        -----------------------------------
                                            GIVE THE EMPLOYER
                                            IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:                   NUMBER OF
------------------------------------        ------------------------------------

9.   A valid trust, estate,                 Legal entity (do
     or pension trust                       not furnish the
                                            identifying
                                            number of the
                                            personal
                                            representative
                                            or trustee
                                            unless the legal
                                            entity itself is
                                            not designated
                                            in the account
                                            title.)/5/

10.  Corporate account                      The corporation

11.  Religious, charitable,                 The organization
     educational
     organization account

12.  Partnership account                    The partnership
     held in the name of the
     business

13.  Association, club, or                  The organization
     other tax-exempt
     organization

14.  A broker or registered                 The broker or
     nominee                                nominee

15.  Account with the                       The public
     Department of                          entity
     Agriculture in the name
     of a public entity
     (such as a state or
     local government,
     school district, or
     prison) that receives
     agricultural program
     payments


/1/      List first and circle the name of the person whose number you furnish.
/2/      Circle the minor's name and furnish the minor's social security number.
/3/ Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
/4/      Show the name of the owner.
/5/ List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.



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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:
|X|      A corporation.
|X|      A financial institution.
|X| An organization exempt from tax under section 501(a), or an individual retirement plan.
|X|      The United States or any agency or instrumentality thereof.
|X| A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
|X| A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
|X|      An international organization or any agency, or instrumentality thereof.
|X| A registered dealer in securities or commodities registered in the United States or a possession of the United States.
|X|      A real estate investment trust.
|X|      A common trust fund operated by a bank under section 584(a).
|X| An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
|X| An entity registered at all times under the Investment Corporation Act of 1940.
|X|      A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
|X|      Payments to nonresident aliens subject to withholding under section
         1441.
|X| Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.
|X| Payments of patronage dividends where the amount received is not paid in money.
|X|      Payments made by certain foreign organizations.
|X|      Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:
|X| Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's


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         trade or business and you have not provided your correct taxpayer identification number to the payer.
|X| Payments of tax-exempt interest (including exempt-interest dividends under section 852).
|X|      Payments described in section 6049(b)(5) to nonresident aliens.
|X|      Payments on tax-free covenant bonds under section 1451.
|X|      Payments made by certain foreign organizations.
|X|      Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

         Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.